UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2009

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MDI, INC.

(Exact name of registrant as specified in its charter)

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Delaware	0-9463	75-2626358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

835 Proton Rd.

San Antonio, TX 78258

(Address of principal executive offices)

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Copies to:

Carmelo M. Gordian

Andrews Kurth LLP

111 Congress Avenue,

Suite 1700,

Austin, TX 78701

Fax: 512-320-9292

(210) 854-4149

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

MDI, Inc. is filing this Current Report on Form 8-K/A to amend the Current Report on Form 8-K initially filed with the Securities Exchange Commission on September 8, 2009, to (i) include disclosure required by Item 2.01(d) of Form 8-K, and (ii) amend pro forma financial information that was previously filed on September 14, 2009.

Item 2.01

Completion of Acquisition or Disposition of Assets.

On September 8, 2009, MDI completed the transactions contemplated by that certain Stock Purchase Agreement by and between MDI and MDI Investments, LLC, filed as Exhibit 10.1 to MDI’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 28, 2009 (the “PIPE Agreement”). MDI received $1,000,000 in exchange for the issuance in a private placement of 4,000,000 shares of Common Stock and a warrant to purchase 4,000,000 shares of Common Stock for an exercise price of $0.60 per share, filed as Exhibit 10.2 to MDI’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 28, 2009 (the “Warrant”). In connection with the closing of these transactions, MDI expanded the size of its Board of Directors from four to eight, and appointed four directors named by MDI Investments, LLC. The individuals named by MDI Investments, LLC and appointed as directors are: Swaraj Bontula, John Linton, J.V.N. Prakash Rao, and Brett Saevitzon. Swaraj Bontula and John Linton are owners of MDI Investments, LLC.

On September 8, 2009, MDI completed the acquisition of all of the issued and outstanding shares of ANI pursuant to the Acquisition Agreement. MDI received 1,000 shares of the common stock of ANI in exchange for the issuance of an aggregate of 9,500,000 shares of Common Stock, as described above in Item 1.01. Swaraj Bontula and John Linton are owners of the common stock of ANI. Swaraj Bontula and John Linton, appointed as directors pursuant to the PIPE Agreement, abstained from voting with respect to closing the transactions contemplated by the PIPE Agreement and Acquisition Agreement.

On September 8, 2009, MDI completed the sale of all of the issued and outstanding shares of Monitor, a wholly-owned subsidiary of MDI which operates MDI’s Security Systems business, to 214, as more fully described in Item 1.01 above. J. Collier Sparks, at that time MDI’s President, Chief Executive Officer and a director, is an owner and officer of 214.  As consideration for the purchase, the corporation owned by the resigning management (Purchaser”) issued an unsecured convertible promissory note in the amount of $750,000 that bears interest at the rate of 4% per annum. The note, unless paid partially or in full before its maturity date of September 14, 2014, will automatically convert into Purchaser’s common stock. The conversion price shall be equal to three times Purchaser’s annual revenues divided by the outstanding shares of Purchaser’s common stock on the conversion date, and the conversion rate shall equal the outstanding principal divided by the conversion price. The purchase price was determined by former management of the Company at the time of the Company’s entry into the negotiations that led to the Acquisition Agreement and the PIPE Agreement and prior to their resignations in connection with the closing of such transactions.

Item 9.01.

Exhibits and Financial Statements.

(b)                 Pro-Forma Financial Information

The pro forma financial information required to be filed pursuant to this Item 9.01 (b) with respect to the disposition of Monitor is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

(d)

Exhibits

Exhibit No.	Description
99.1	Pro Forma Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDI, INC.

Dated: November 10, 2009	By:	/s/ Swaraj Bontula
Swaraj Bontula
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Pro Forma Financial Information